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                                                                   EXHIBIT 10.16


                                CREDIT AGREEMENT

         This Credit Agreement (as it may be amended or modified and in effect from time to time, the "Agreement"), dated as of July 25, 2002, is between Origen Financial L.L.C., a Delaware limited liability company (together with its successors and assigns, the "Borrower"), and Bank One, NA with its main office in Chicago, Illinois (together with its successors and assigns, the "Lender"). The parties hereto agree as follows:

                            ARTICLE I -- DEFINITIONS

         As used in this Agreement:

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the prime rate of interest announced from time to time by the Lender or by its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes minus 0.75% per annum and (ii) the federal funds effective rate (as published by the Federal Reserve Bank of New York) for such day.

         "Alternate Base Rate Loan" means a Loan that bears interest at the Alternate Base Rate.

         "Approved Pool" means a Pool listed on Schedule 1.1 or otherwise approved by the Lender in its sole discretion, provided that a Pool shall no longer constitute an Approved Pool if the credit rating assigned by Moody's Investors Service, Inc. to the most senior of the certificates or other securities issued to finance such Pool shall at any time fall below Aaa.

         "Borrowing Date" means a date on which a Loan is made hereunder.

         "Borrowing Notice" is defined in Section 2.5.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Detroit and Chicago for the conduct of substantially all of their commercial lending activities.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Documents" means, collectively, the Security Agreement, Guaranty, the Subordination Agreement, and any and all other security agreements, mortgages, and pledge agreements delivered hereafter.

         "Commitment" means the obligation of the Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any notice of assignment relating to

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any assignment that has become effective pursuant to Section 11. 3, as such amount may be modified from time to time pursuant to the terms hereof.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Default" means an event described in Article VII.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Guaranty" means the guaranty in the form attached hereto as Exhibit A executed by the Guarantor in favor of the Lender, as it may be amended, modified or confirmed and in effect from time to time.

         "Guarantor" means Bingham Financial Services Corporation, a Michigan corporation.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) capitalized lease obligations, (vii) net liabilities under interest rate swap, exchange or cap agreements, (viii) contingent obligations and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with generally accepted accounting principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Lending Installation" means any office, branch, subsidiary or affiliate of the Lender.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

         "Loan" means a borrowing hereunder.

         "Loan Documents" means this Agreement, the Collateral Documents and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Lender.

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         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender thereunder.

         "Negotiated Rate" means, with respect to any Negotiated Rate Loan, the floating rate per annum agreed upon between the Borrower and the Lender in its sole discretion at the time such Negotiated Rate Loan is made.

         "Negotiated Rate Loan" means a Loan that bears interest at the Negotiated Rate.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or any indemnified party arising under the Loan Documents.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pool" means a pool of manufactured housing installment sales contracts and installment loan agreements originated by the Borrower and held by a trust created for the purpose of financing such contracts and for which the Borrower acts as master servicer, servicer, standby servicer or backup servicer.

         "Pool Documents" means the operative documents pursuant to which a Pool is established and maintained, including without limitation, any pooling and servicing agreement, indenture, servicing agreement, certificate, opinion, rating letter, custody agreement, bond or other document or agreement.

         "Property" of a Person means any and all property or other assets, whether real, personal, tangible, intangible, or mixed, of such Person.

         "Reserve Requirement" means, with respect to a Negotiated Rate Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Board of Governors of the Federal Reserve System on Eurocurrency liabilities.

         "Security Agreement" means a Security Agreement substantially in the form attached hereto as Exhibit B from the Borrower to the Lender, as such security agreement may be amended, modified, or restated from time to time.

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         "Subordination Agreement" means the subordination provisions of the
Amended and Restated Subordinated Loan Agreement dated February 1, 2002 between the Borrower and Sun Communities Operating Limited Partnership in the form attached hereto as Exhibit C.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Subordinated Debt" means debt subordinated to the Lender pursuant to the Subordination Agreement or otherwise in manner and by agreement satisfactory to the Lender.

         "Tangible Capital Funds" shall mean, as of any date, the sum of Tangible Net Worth plus Subordinated Debt.

         "Tangible Net Worth" means total assets less intangible assets, total liabilities, and all sums owing from stockholders, members, or partners, as the case may be, and from officers, managers, and directors. Intangible assets include goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses, and all other intangibles.

         "Termination Date" means May 31, 2003.

         "Transferee" is defined in Section 11.4.

         "Trustee" means the trustee of a Pool, including the Lender in its capacity as trustee.

         "Type" means, with respect to any Loan, its nature as an Alternate Base Rate Loan or a Negotiated Rate Loan.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                            ARTICLE II -- THE CREDITS

         2.1. Commitment; Reduction of Commitment. From and including the date of this Agreement and prior to the Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of the Commitment. The

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Borrower may permanently reduce the Commitment, in integral multiples of
$1,000,000, upon at least five Business Days' written notice to the Lender; provided, however, that the amount of the Commitment may not be reduced below the aggregate principal amount of the outstanding Loans.

         2.2. Types of Loans; Minimum Amount; Lending Installations. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Loans may be Alternate Base Rate Loans or Negotiated Rate Loans, or a combination thereof, selected by the Borrower in accordance with Section 2.5. All Alternate Base Rate Loans shall be in a minimum amount of $100,000 and all Negotiated Rate Loans shall be in a minimum amount of $500,000. The Lender shall only disburse the Loans directly to a Trustee of an Approved Pool or a custodial account for such Approved Pool to pay a monthly P&I advance, monthly advance or other advance required to be made by the Borrower under the Pool Documents for an Approved Pool. The Lender may book the Loans at any Lending Installation, as selected by the Lender. All terms of the Loan Documents shall apply to and may be enforced by or on behalf of any such Lending Installation.

         2.3. Principal Payments. The Borrower may from time to time pay, without penalty or premium, any portion of the outstanding Loans. Any outstanding Loans and all other unpaid Obligations shall be paid in full by the Borrower, and the Commitment to lend hereunder shall expire, on the Termination Date. The Borrower shall cause Loans to be repaid such that no Loans are outstanding on no less than five Business Days during each month.

         2.4. Fees. The Borrower agrees to pay to the Lender a commitment fee of 0.25% per annum on the daily unborrowed portion of the Commitment from the date hereof to and including the Termination Date, payable on the last day of each month hereafter and on the Termination Date. All accrued fees shall be payable on the effective date of any termination of the obligations of the Lender to make Loans hereunder.

         2.5. Method of Selecting Types for New Loans. The Borrower shall select the Type of Loan. The Borrower shall give the Lender irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Detroit time) at least one Business Day before the Borrowing Date of each Alternate Base Rate Loan or Negotiated Rate Loan, specifying for each Loan: (i) the Borrowing Date, which shall be a Business Day, (ii) the aggregate amount, and (iii) the Type applicable thereto. The Lender will make the funds available to the Borrower at the Lender's address specified pursuant to Article XII.

         2.6      [Intentionally Omitted]

         2.7. Changes in Interest Rate. Each Alternate Base Rate Loan shall bear interest, at the Alternate Base Rate, on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it is paid. Changes in the Alternate Base Rate will take effect simultaneously with each change in the Alternate Base Rate. Each Negotiated Rate Loan shall bear interest on the outstanding principal amount thereof for each day from and including the date such Loan is made to but excluding the date it is paid at the Negotiated Rate applicable thereto. Changes in the Negotiated Rate applicable to such Loan will take effect as agreed to by the Lender and the Borrower at the time the Negotiated Rate Loan was made.

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         2.8.     Rates Applicable After Default. During the continuance of a
Default, the Lender may, at its option, by notice to the Borrower, declare that each Loan shall bear interest at the Negotiated Rate or the Alternate Base Rate, as applicable, in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.2, 7.6 or 7.7, the interest rates set forth above shall be applicable to all Loans without any election or action on the part of the Lender.

         2.9. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at the Lender's address, by noon (local time) on the date when due. The Lender is hereby authorized to charge the general operating accounts of the Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder. After the occurrence of an Default and upon the request of the Lender, the Borrower shall direct the Trustee of each Approved Pool that has received proceeds of Loans hereunder to make all payments of servicing fees and other amounts payable to the Borrower under the Pool Documents directly to the Lender for application to the Loans and other Obligations hereunder.

         2.10. Noteless Agreement; Evidence of Indebtedness. The Lender shall maintain in accordance with its usual practice an account or accounts in which it will record (a) the amount of each Loan made hereunder and the Type thereof,
(b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (c) the amount of any sum received by the Lender hereunder from the Borrower. The entries maintained in such accounts shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         2.11. Telephonic Notices. The Borrower hereby authorizes the Lender to extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Lender in good faith believes to be acting on behalf of the Borrower. If the Borrower's records differ in any material respect from the action taken by the Lender, the records of the Lender shall govern absent manifest error.

         2.12. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Loan shall be payable on the last day of each month, commencing with the first such date to occur after the date hereof, on any date on which the Loan is prepaid due to acceleration or otherwise, and at maturity. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

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         2.13.    Security and Collateral. To secure the payment when due of the
Loans and the other Obligations to the Lender, the Borrower and the Guarantor shall execute and deliver, or cause to be executed and delivered, to the Lender the Guaranty and Collateral Documents granting the following:

                  (a) Security interests in all present and future accounts, general intangibles, investment property, inventory, equipment, and all other personal property of the Borrower.

                  (b) All other security and collateral described in the Collateral Documents.

                     ARTICLE III -- CHANGE IN CIRCUMSTANCES

         The Borrower agrees to pay to the Lender such amounts as will compensate the Lender for any increase in the cost to the Lender of making or maintaining any Loan hereunder or of maintaining the Commitment to make Loans hereunder, by reason of a change in any reserve (except Reserve Requirements), tax, capital guidelines, special deposit, or similar requirement with respect to assets of, deposits with or for the account of, or credit extended by, or commitments extended by, the Lender which are imposed on, or deemed applicable by, the Lender, under any law, treaty, rule, regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), any interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or having jurisdiction over such Loan or the Lender, or any requirement imposed by any such authority, whether or not having the force of law. Such additional amounts shall be payable on demand. The Lender may suspend the availability of any Negotiated Rate Loan if maintenance of such Loan at a suitable Lending Installation becomes illegal or if funds matching such Loan are unavailable to the Lender or if the Negotiated Rate fails to reflect the cost to the Lender of making or maintaining such Loan.

                       ARTICLE IV -- CONDITIONS PRECEDENT

         4.1. Initial Loan. The Lender shall not be required to make the initial Loan hereunder unless the Borrower has furnished to the Lender such opinions of counsel, certificates of incumbency, resolutions, by-laws and articles of incorporation and such other closing documents as the Lender has requested.

         4.2. Each Loan. The Lender shall not be required to make any Loan (other than a Loan that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Loans), unless on the applicable Borrowing Date: (i) there exists no Default or Unmatured Default; (ii) the representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and (iii) all legal matters incident to the making of such Loan shall be satisfactory to the Lender and its counsel. Each Borrowing Notice with respect to each such Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. The Lender may require a duly completed compliance certificate as a condition to making a Loan.

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                   ARTICLE V -- REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender that:

         5.1. Corporate Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper company proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements. The December 31, 2001 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lender were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

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         5.5.     Material Adverse Change. Since December 31, 2001, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6.     Litigation and Contingent Obligations. Except as set forth on
Schedule 5.6 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 5.6, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.7. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.8. Regulations. Margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries that are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the Borrower nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                             ARTICLE VI -- COVENANTS

         During the term of this Agreement, unless the Lender shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lender:

         (a) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lender, prepared in accordance with generally accepted accounting principles on a consolidated and consolidating

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basis (consolidating statements need not be certified by such accountants) for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (i) any management letter prepared by said accountants, and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (b) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (c) Together with the financial statements required hereunder, a compliance certificate (in a form approved by the Lender) signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (d) Promptly upon (i) the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished and (ii) the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

         (e) Such other information (including non-financial information) as the Lender may from time to time reasonably request.

         6.2. Affirmative Covenants. The Borrower will, and will cause each Subsidiary to:

         (a) use the proceeds of the Loans to make advances to a Trustee as required pursuant to the Pool Documents. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to make any other acquisition.

         (b) give prompt notice in writing to the Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         (c) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

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         (d) timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         (e) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         (f) permit the Lender, by its respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lender may designate.

         6.3. Negative Covenants. The Borrower will not, nor will it permit any Subsidiary to, without the prior written consent of the Lender:

         (a) merge or consolidate with or into any other Person, except that a Subsidiary may merge with the Borrower or a wholly-owned Subsidiary.

         (b) create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except: (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due; (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries; and (v) Liens existing on the date hereof and described in Schedule 6.3 hereto.

         (c) acquire or retire any of its membership interests, or declare or pay dividends or make any other distributions upon any of its membership interests, except distributions payable to members in amounts sufficient to pay the members' income tax obligations related to the Borrower's taxable income.

         (d) incur, or permit to remain outstanding, debt for borrowed money, installment obligations or similar obligations in excess of $500,000 in the aggregate, except Subordinated Debt and debt reflected in the latest financial statement of the Borrower furnished to the Lender prior to execution of this agreement and not to be paid with proceeds of the Loans.

         (e) guaranty or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

         6.4. Financial Covenants. The Borrower will maintain, on a consolidated basis for itself and its Subsidiaries (calculated in accordance with generally accepted accounting principles consistently applied), at all times Tangible Capital Funds of at least $19,000,000.

                             ARTICLE VII -- DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lender under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of Section 6.2(b), 6.3 or 6.4.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within fifteen days after written notice from the Lender.

         7.5. Failure of the Borrower or any of its Subsidiaries or any Guarantor to pay any Indebtedness when due; or a default shall occur under any agreement governing any Indebtedness of the Borrower or any Subsidiary or any Guarantor or any other event shall occur or condition shall exist, the effect of which default, event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6.     The Borrower or any of its Subsidiaries or any Guarantor shall
(i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the

Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, or Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.8. Any default or event of default shall occur under any of the Collateral Documents.

         7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $100,000 in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. Without the prior written approval of the Lender, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding membership interests of the Borrower, or SUI TRS, Inc., Schiffman Family LLC, and Woodward Holding LLC shall cease to own and control in the aggregate, at least 70% of the outstanding membership interests of the Borrower on a fully diluted basis.

         7.11. The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or the Guarantor denies that it has any further liability under the Guaranty or gives notice to such effect.

         ARTICLE VIII -- ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligation of the Lender to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Default occurs, the Lender may terminate or suspend the obligations to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Lender and the Borrower may enter into agreements supplemental hereto for the purpose of amending the Loan Documents in any manner or waiving any Default hereunder.

         8.3. Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

                        ARTICLE IX -- GENERAL PROVISIONS

         9.1. Entire Agreement; Severability of Provisions. The Loan Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.2. Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.3. Expenses; Indemnification. The Borrower shall reimburse the Lender for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of Dickinson Wright PLLC and any other attorneys for the Lender), which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Lender for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.4. Survival of Representations; Taxes. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated. Any taxes (excluding federal income taxes on the overall net income of the Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         9.5. Confidentiality. The Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its affiliates, (ii) to legal counsel, accountants, and other professional advisors to the Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which the Lender is a party, (vi) to the Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and
(vii) as permitted by Section 11.4.

                               ARTICLE X -- SETOFF

         In addition to, and without limitation of, any rights of the Lender under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Lender or any affiliate of the Lender to or for the credit or account of the Borrower, other than the custodial accounts listed on Schedule 10 hereto, may be offset and applied toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part hereof, shall then be due.

                    ARTICLE XI -- ASSIGNMENTS; PARTICIPATIONS

         11.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by the Lender must be made in compliance with
Section 11.3. Notwithstanding clause (ii) of this Section, the Lender may at any time, without the consent of the Borrower, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. Any assignee or transferee of the rights to any Loan agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any

Loan, shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         11.2. Participations. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to it or the Commitment or any other interest of the Lender under the Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under the Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the owner of its Loans for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests, and the Borrower and the Lender shall continue to deal solely and directly with each other in connection with the Lender's rights and obligations under the Loan Documents. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Article X in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that the Lender shall retain the right of setoff provided in
Article X with respect to the amount of participating interests sold to each Participant. The Lender agrees to share with each Participant, and each Participant, by exercising the right of setoff provided in Article X, agrees to share with the Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Article X as if each Participant were a Lender.

         11.3. Assignments. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. The Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment. Such assignment shall be evidenced by the Lender's standard form (to be supplied upon request). The consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser that is not an affiliate of the Lender; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld. Upon delivering to the Borrower a notice of assignment, together with any required consent, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to the other Loan Documents and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower shall be required to release the Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser.

         11.4. Dissemination of Information; Tax Treatment. The Borrower authorizes the Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to deliver to the Lender such completed forms with respect to withholding taxes as the Borrower may reasonably require.

                             ARTICLE XII -- NOTICES

         All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Lender, at its address or facsimile number set forth on the signature pages hereof, or (y) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lender under Article II shall not be effective until received.

                          ARTICLE XIII -- COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender.

          ARTICLE XIV -- GOVERNING LAW; JURISDICTION; JURY TRIAL WAIVER

         14.1. CHOICE OF LAW; CONSENT TO JURISDICTION. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MICHIGAN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MICHIGAN STATE COURT SITTING IN DETROIT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DETROIT, MICHIGAN.

         14.2. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                                 ORIGEN FINANCIAL L.L.C.

                                 By: /s/ W. Anderson Geater, Jr.
                                     -------------------------------------------
                                 Print Name: W. Anderson Geater, Jr.
                                            ------------------------------------
                                 Title: CFO
                                        ----------------------------------------
                                         260 East Brown Street, Suite 200
                                         Birmingham, Michigan 48009

                                         Phone: (   ) ____ - ______
                                         Fax: (   ) ______ - ______

                                         Attention: ____________________________

         Commitment

         $8,000,000              BANK ONE, NA

                                 By: /s/ William W. Shelden, Jr.
                                     -------------------------------------------
                                 Print Name: William W. Shelden, Jr.
                                            ------------------------------------
                                 Title:
                                        ----------------------------------------
                                         10 South Main, Suite 104
                                         Mt. Clemens, MI  48043

                                         Phone: (   ) ____ - ______
                                         Fax: (   ) ______ - ______

                                         Attention: ____________________________